UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 29, 2011, Geron Corporation (the “Company”) filed a Current Report on Form 8-K reporting that David L. Greenwood would remain with the Company as President and Chief Financial Officer during a transition period through the end of 2011. On December 31, 2011, Mr. Greenwood’s employment with the Company terminated.

     On January 30, 2012, the Company and Mr. Greenwood entered into a Transition and Separation Agreement (the “Greenwood Agreement”), effective February 7, 2012, that provides for, among other things, a lump sum cash severance payment of $750,000, consistent with Mr. Greenwood’s 2011 employment agreement, and 12 months of continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, consistent with Mr. Greenwood’s 2011 employment agreement. In addition, the exercise period of all exercisable stock options held by Mr. Greenwood was extended to the earlier of December 31, 2013 and the original expiration date of such stock options. The Company is also obligated to pay Mr. Greenwood up to $5,000 for the reimbursement of legal fees in connection with the Greenwood Agreement. The Greenwood Agreement also provides that the indemnification and confidentiality provisions of Mr. Greenwood’s 2011 employment agreement remain in full force and effect. In consideration of the entry into the Greenwood Agreement and the separation benefits described above, Mr. Greenwood provided the Company with a general release of claims against the Company.

     In addition, on January 30, 2012, the Company and Mr. Greenwood entered into a Consulting Agreement effective January 30, 2012 (the “Greenwood Consulting Agreement”), pursuant to which Mr. Greenwood agreed to serve as an independent consultant to the Company until March 31, 2012 with an option in favor of the Company to extend the term until June 30, 2012. The Company and Mr. Greenwood may each terminate the Greenwood Consulting Agreement at any time with thirty (30) days advance notice. The Greenwood Consulting Agreement provides that Mr. Greenwood will receive a consulting fee of $400 per hour. Under the Greenwood Consulting Agreement, consistent with the terms of the Company’s 2002 Equity Incentive Plan and 2011 Incentive Award Plan and the original terms of the awards and options previously granted to him, Mr. Greenwood is entitled to continued vesting of currently unvested restricted stock awards and unvested stock options during the period that Mr. Greenwood continues to serve as a consultant to the Company.

     The foregoing description of each of the Greenwood Agreement and Greenwood Consulting Agreement is qualified in its entirety by reference to the full text of the agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: February 1, 2012	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Vice President and
Chief Accounting Officer